Exhibit 4.4

THIS NOTE, IS A GLOBAL SECURITY WITHIN THE MEANING OF SECTION 2.05 OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE COCA-COLA COMPANY

Floating Rate Notes due 2016

No.	$

CUSIP No. 191216 BC3

THE COCA-COLA COMPANY, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of                                        Dollars (U.S. $                      ) on November 1, 2016 and to pay interest thereon from November 1, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 1, May 1, August 1 and November 1 in each year, commencing February 1, 2014 at a floating rate per annum, reset quarterly on each Interest Rate Reset Date, equal to Three-Month LIBOR plus 0.10% as calculated by the Calculation Agent, subject to the maximum interest rate permitted by New York law or other applicable state law, as such law may be modified by United States law of general applicability, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15, April 15, July 15 and October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable but is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed-on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Securities Register, or, upon written application by the Holder to the Securities Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account.

If any Interest Payment Date, Interest Reset Date or a date for payment on the Maturity for this Security would otherwise be a day that is not a LIBOR Business Day, such Interest Payment Date or Interest Reset Date shall be the next succeeding LIBOR Business Day, unless the next succeeding LIBOR Business Day is in the next succeeding calendar month, in which case such Interest Payment Date or Interest Reset Date shall be the immediately preceding LIBOR Business Day.

“Business Day” means any day which is a day on which commercial banks settle payments and are open for general business in The City of New York.

The “Calculation Agent” shall initially be the Trustee.  The Company may change the Calculation Agent without prior notice to any Holder.

“Designated LIBOR Page” means the display on Page LIBOR01 of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for U.S. dollars (or such other page as may replace that page on that service (or any successor service) for the purpose of displaying such rates).

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on any Interest Payment Date for this Security (or, with respect to the initial Interest Period only, commencing on November 1, 2013) to, but excluding the next succeeding Interest Payment Date for this Security, and in the case of the last such period, from and including the Interest Payment Date immediately preceding the maturity date to but not including such maturity date. If the maturity date is not a LIBOR Business Day, then the principal amount of this Security plus accrued and unpaid interest thereon shall be paid on the next succeeding LIBOR Business Day and no interest shall accrue for the maturity date, or any day thereafter.

“Interest Reset Date” means the first day of the relevant Interest Period.

“LIBOR Business Day” means any Business Day that is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“London Business Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“Three-Month LIBOR,” for any Interest Determination Date, will be the offered rate for deposits in the London interbank market in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such Interest Determination Date.

The amount of interest for each day that this Security is outstanding (the “daily interest amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Security. The amount of interest to be paid on this Security for any interest period will be calculated by adding the daily interest amounts for each day in such interest period.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

THE COCA-COLA COMPANY

By:
	Name:	Christopher P. Nolan
	Title:	Vice President and Treasurer

Attest:

Name:	Gloria K. Bowden
Title:	Secretary

(Trustee’s Certificate of Authentication)

This is one of the Securities of the Series provided for in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Officer

[Reverse]

This Note (as defined herein) is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture, dated as of April 26, 1988, as amended and supplemented by that First Supplemental Indenture, dated as of February 24, 1992, and by that Second Supplemental Indenture, dated as of November 1, 2007 (as so amended and supplemented, herein called the “Indenture”), between the Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be denominated and bear interest, if any, in Dollars or in a Foreign Currency, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), limited in aggregate principal amount to $500,000,000.

No sinking fund is provided for the Notes.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, redemption or transfer of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and accrued interest on, the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of such principal of and interest, if any, on the Notes shall terminate. The Holders shall have such other rights and remedies after the occurrence and during the continuance of an Event of Default as set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture. Section 12.01(a) of the Indenture also contains provisions applicable to the Notes relating to the Company’s ability to discharge its obligations with respect to the Notes and under the Indenture with respect to the Notes, upon the deposit of money, U.S. Government Obligations or other government obligations, in an amount sufficient to pay and discharge the principal of and interest on the Notes to the Maturity of the Note, in certain specified circumstances. The lien and sale and lease back provisions described in Sections 5.03 and 5.04 of the Indenture will not be applicable to the Notes.

Subject to the next preceding sentence hereof, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company may not redeem the Notes prior to the Maturity Date.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Notes are governed by the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by entireties (Cust)
JT TEN	-	As joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	-	Custodian
(Minor)
Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

For value received                                                 hereby sell(s), assign(s) and transfer(s) unto                                           (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                        as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.